NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	DANIEL L. KRIEGER,
CHAIRMAN & PRESIDENT
OR
JOHN P. NELSON
VICE PRESIDENT

(515) 232-6251

APRIL 13, 2007

AMES NATIONAL CORPORATION
ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS
AND FORECASTED EARNINGS FOR 2007

The Company had net income of $2,521,000, or $0.27 per share for the three months ended March 31, 2007, compared to net income of $2,912,000, or $0.31 per share, for the three months ended March 31, 2006, a decrease of 13%.  The decline in net income can be primarily attributed to a one-time gain of $471,000 in the first quarter of 2006 on the foreclosure of real estate, initial expenses associated with next quarter’s scheduled opening of a new office of First National Bank in Ankeny, Iowa, and lower net interest income.

The Company’s return on average assets was 1.21% and 1.43% for the three-month periods ending March 31, 2007 and 2006, respectively.  The Company’s return on average equity was 9.00% for the three months ended March 31, 2007 compared to 10.66% for the same period a year ago.

Net interest income for the first quarter decreased $143,000, or 2%, from one year ago as the expense for attracting and retaining deposits rose more quickly than interest income on earning assets.  Interest income increased 8% while interest expense rose 22% compared to the same quarter last year.  Net interest margin for the quarter ended March 31, 2007 was 3.27% compared to 3.34% for the first quarter of 2006.

Non-interest income decreased $245,000, or 13%, primarily as the result of a $471,000 gain on the foreclosure of a commercial real estate property recognized in 2006. Partially offsetting the decline related to other real estate, was a higher level of net securities gains on the Company’s investment portfolio of $454,000 in 2007 compared $244,000 in 2006.

Non-interest expense was 5% higher in the first quarter of 2007 as the result of the initial costs of employee salaries and benefits associated with the Ankeny office and higher data processing costs of $50,000 related to updating four of the affiliate banks’ web sites.  The efficiency ratio for the three months ended March 31, 2007 and 2006 was 55.40% and 50.30%, respectively.

Total assets increased to $857 million for the quarter ended March 31, 2007 compared to $839 million for same quarter last year, an increase of 3%.  The securities portfolio grew $20 million from one year ago including a $14 million increase in the municipal bond portfolio.

Deposits totaled $690 million as of March 31, 2007, compared to the $697 million recorded as of March 31, 2006.  Deposit balances decreased primarily as the result of lower public fund balances compared to one year ago.

Loans reached a record $444 million as of the end of the first quarter, 1% higher than the $439 million recorded on March 31, 2006.  The loan growth was primarily in the commercial and commercial real estate portfolios.  The allowance for loan losses as of March 31, 2007 and 2006 totaled $6,535,000 and $6,782,000, respectively.  Net loan losses for each of the quarters ended March 31, 2007 and 2006 totaled $7,000 and $13,000, respectively.

Capital increased 3% to $113 million compared to $109 million one year ago.  Total equity capital as of March 31, 2007 represented 13% of total assets.

Ames National Corporation stock, under the symbol ATLO, traded in the $20.56 to $22.44 range in the first quarter of 2007 and closed at $21.23 on March 30, 2007.

Ames National Corporation is forecasting earnings for the year ending December 31, 2007 of $1.16 to $1.21 per share compared to the $1.16 per share earned for the year ending December 31, 2006.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada, Randall-Story State Bank, Story City, and United Bank & Trust, Marshalltown.

The Company’s earnings forecast for 2007 is a forward-looking statement under the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause the actual earnings to differ materially from forecasted earnings. A number of factors, many of which are beyond the Company's control, could cause actual earnings to differ significantly from those described in this forward-looking statement.  Such risks and uncertainties with respect to the Company include those related to the economic environment, particularly in the areas in which the Company and the Banks operate, competitive products and pricing, fiscal and monetary policies of the U.S. government, changes in governmental regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management and asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)

ASSETS	March 31, 2007	March 31, 2006

Cash and due from banks	$18,571,224	$15,091,703
Federal funds sold	13,974,000	18,850,000
Interest bearing deposits in financial institutions	1,020,123	4,550,083
Securities available-for-sale	354,595,476	334,787,133
Loans receivable, net	444,339,055	439,199,870
Loans held for sale	521,050	1,211,099
Bank premises and equipment, net	13,771,590	11,387,490
Accrued income receivable	7,557,719	6,764,693
Deferred income taxes	-	658,506
Other assets	3,063,150	2,445,424
Total assets	$857,413,387	$834,946,001

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$69,174,487	$71,272,091
NOW accounts	177,802,564	180,691,057
Savings and money market	156,563,727	164,790,815
Time, $100,000 and over	105,825,829	99,319,446
Other time	180,232,717	181,323,699
Total deposits	689,599,324	697,397,108

Federal funds purchased and securities sold under agreements to repurchase	44,178,920	21,037,524
Other short-term borrowings	956,749	20,182
FHLB term advances	2,000,000	1,000,000
Dividend payable	2,544,754	2,449,010
Deferred income taxes	1,001,661	-
Accrued expenses and other liabilities	4,558,559	4,153,245
Total liabilities	744,839,967	726,057,069

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding March 31, 2007 and March 31, 2006 total 9,425,013 and 9,419,271 shares, respectively	18,850,026	18,838,542
Additional paid-in capital	22,498,904	22,383,375
Retained earnings	65,832,887	65,176,887
Accumulated other comprehensive income, net unrealized gain on securities available-for-sale	5,391,603	2,490,128
Total stockholders' equity	112,573,420	108,888,932

Total liabilities and stockholders' equity	$857,413,387	$834,946,001

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
	2007	2006

Interest and dividend income:
Loans, including fees	$7,573,206	$7,201,944
Securities:
Taxable	2,337,115	2,040,230
Tax-exempt	1,194,326	1,036,363
Federal funds sold	30,152	11,303
Dividends	390,568	339,774
Total interest income	11,525,367	10,629,614

Interest expense:
Deposits	5,325,205	4,436,184
Other borrowed funds	492,160	342,619
Total interest expense	5,817,365	4,778,803

Net interest income	5,708,002	5,850,811

Provision for loan losses	9,728	29,624

Net interest income after provision for loan losses	5,698,274	5,821,187

Noninterest income:
Trust department income	383,345	363,403
Service fees	428,614	407,321
Securities gains, net	453,523	244,479
Gain on sales of loans held for sale	104,100	111,466
Merchant and ATM fees	137,674	143,060
Gain on foreclosure of real estate	-	471,469
Other	140,878	151,541
Total noninterest income	1,648,134	1,892,739

Noninterest expense:
Salaries and employee benefits	2,499,953	2,415,206
Data processing	550,442	500,102
Occupancy expenses	321,404	309,959
Other operating expenses	703,150	669,630
Total noninterest expense	4,074,949	3,894,897

Income before income taxes	3,271,459	3,819,029

Provision for income taxes	750,445	906,661

Net income	$2,521,014	$2,912,368

Basic and diluted earnings per share	$0.27	$0.31

Dividends declared per share	$0.27	$0.26